Exhibit 99.1

fuel™

What if we could plant a seed and grow energy?
We Can and We Are!

January 2009

Update to our Members

Southwest Georgia Ethanol, LLC, a wholly owned subsidiary of FUEL, resumed production at its 100 million gallon per year ethanol plant on Wednesday, January 14, following an incident which occurred on January 6 that resulted in a plant shut down lasting one week. At 11:30 p.m. on January 6, a valve failed to close, resulting in a pressure build-up which led to the separation of a pipe joint. All necessary repairs have been completed. FUEL's Management Team in conjunction with independent engineers conducted a thorough analysis of the incident in an effort to ensure the safety of its employees and its stability for continued production.

Tommy Dollar, Chairman of the Board, said, "Our employees worked tirelessly in an effort to understand and rectify the situation, completing all repairs and analysis in a timely manner. Upon completion of the repairs, they worked diligently to return the facility to full production. We applaud their initiative and appreciate their dedication."

Proxy Materials to be mailed to members

The 2009 Annual Meeting of Members of First United Ethanol, LLC will be held on Wednesday, February 18, 2009, at the Camilla Depot, 30 E. Broad Street, Camilla, Georgia 31730. Registration for the Annual Meeting will begin at 8:00 a.m. The 2009 Annual Meeting will commence at approximately 9:00 a.m.

During this meeting, the Members will elect directors for the 2009 Board of Directors of FUEL. All Members are cordially invited to attend the 2009 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. The proxy card is available online at firstunitedethanol.com and can be returned via fax at 229-522-2824. All members will receive a proxy card via mail the week of January 19th and this card may be returned in the enclosed envelope or faxed to our office. If you attend and vote at the meeting in person, you may choose to not use the proxy card but the Board of Directors asks that you return the proxy card in order to assure the presence of a quorum. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. on Tuesday, February 17, 2009. If you have already submitted your proxy, it is not necessary to resend it.

The Board of Directors recommends a vote FOR the election of its nominees for Directors. If you have any questions about the proxy process, please call Alicia Shirah at 229-522-2822 x205.

Grand Opening

FUEL held a Grand Opening Ceremony and site tour for its stockholders on Friday, December 12. With over three hundred and fifty people in attendance, the company celebrated their achievement as the first 100 million gallon per year ethanol plant in the entire Southeast to be in production. For more details and pictures of the event, visit our website at firstunitedethanol.com

Stockholders and guests enjoy site tour and hospitality room.





Tommy Hilliard, VP of FUEL, leads the Pledge of Allegiance.





Mike McLean poses with his aerial photography of FUEL site.

FUEL FACTS a publication of First United Ethanol, LLC for its investors The following is an excerpt from CEO Murray Campbell’s comments posted to the Energy & Environment page of Change.gov, a website created by Barack Obama’s transition team. Our country has been buffeted over the last year with wide swings and increased volatility in commodity prices, especially oil. The current low price of oil stands to endanger our country further by causing us to lose our focus on reducing our dependence on fossil fuels, particularly imported fossil fuels. It is imperative that we do not throw the baby out with the bathwater in a rush to move away from corn-based ethanol production. Research into other technologies is critical for our long term reduction in use of imported fossil fuels but simply stated, we are producing ethanol from corn because we can. It is currently the only proven and cost-effective method of getting ethanol into our tanks. Current production and future production by varied means depends on our willingness to build the necessary infrastructure to support our long term goals. Increasing blending levels of ethanol for all cars and mandating production of flex-fuel vehicles must be seen as a priority in order to maintain the momentum we have achieved and encourage expansion in technology. While some may encourage the reduction of blending credits and removal of the tariff on imported ethanol, I want to stress to you that changes in policy would cause irreparable damage to our industry. We are at a pivotal point in managing our country’s energy needs and carbon reduction goals. We do not need to damage the corn-based ethanol industry, an industry that is already contributing towards both goals. All industries must evolve and innovate as they mature and I ask that you allow this industry time to adjust to its growing pains. Our industry has achieved remarkable success in increasing the per bushel yield of gallons of ethanol per bushel of corn. USDA and many of our technology companies are projecting tremendous increases in per acre corn yields which will translate into more gallons of ethanol per acre while increasing the livestock industry’s feed inventories through the production of more dried distillers grains. This stimulation of ag-based economies will keep our dollars at home in the pockets of our farmers, our producers and our citizens who are working in jobs that have been created through the production of corn-based ethanol. With our facility, we have changed a vision into reality. We are buying corn from American farmers and processing it in a facility employing tax-paying citizens who will spend their paychecks in our local communities. We are selling our end products to American-owned businesses who are in turn selling those products to tax-paying citizens. We still have many hurdles in our way but we have proven that it can and is being done. We lost focus during the energy crisis of the seventies when oil prices plummeted, creating our current exposure to the instability of the world’s oil supply and the cost at which it is purchased. We cannot afford, with the added threat of global warming, to remake the mistakes of the past. This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”). Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives);Limitations and restrictions contained in the instruments and agreements governing our indebtedness;Our ability to generate sufficient liquidity to fund our operations, debt service requirements and capital expenditures; Changes in the availability of credit to support the level of liquidity necessary to implement our risk management activities; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Difficulties or disruptions we may encounter during the initial operating period at our plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in the availability and price of natural gas and corn, and the market for distillers grains; Changes in our business strategy, capital improvements or development plans; Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; and Competition from alternative fuel additives. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements. You can view this newsletter online at www.firstunitedethanol.com If you have questions or concerns, you can e-mail us at info@firstunitedethanol.com